Exhibit 5


                                        May 13, 2004

V-ONE Corporation
20300 Century Boulevard, Suite 200
Germantown, Maryland 20874

      Re:   V-ONE Corporation, Registration Statement on Form S-8
            -----------------------------------------------------

Ladies and Gentlemen:

      We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 1,000,000 shares (the "Shares") of common stock, par value $0.001 per share, of V-ONE Corporation, a Delaware corporation (the "Company").

      You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as amended to date, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials, and in rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

      Our opinion set forth below is limited to the law of the State of Delaware.

      Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                          Yours truly,

                                          /s/ Kirkpatrick & Lockhart LLP